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                                                                    EXHIBIT 99.2



          ROUGE INDUSTRIES, INC. ANNOUNCES NEW OTC TICKER SYMBOL `RGID'


     Dearborn, Michigan, March 24, 2003 -- Effective today, Rouge Industries, Inc. class A common stock is being quoted on the OTC Bulletin Board under the new ticker symbol "RGID."

     As previously announced, the New York Stock Exchange, Inc. ("NYSE") decided to suspend trading of Rouge Industries, Inc. class A common stock on March 24, 2003, because Rouge Industries had fallen below the NYSE's continued listing standards with respect to share price and total market capitalization.





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                              Safe Harbor Statement

This press release contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including changes in the general economic or political climate, the supply of or demand for and the pricing of steel products in the Company's markets, plant operating performance, product quality, potential environmental liabilities, the availability and prices of raw materials, supplies, utilities and other services and items required by the Company's operations, the level of imports and import prices in the Company's markets, the availability of sufficient cash to support the Company's operations, uncertainty regarding the Company's ability to resolve the Double Eagle insurance claim and higher than expected costs. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.